UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): August 28, 2014

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

300 Holiday Square Blvd., Covington, Louisiana	70433
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (985) 335-1500
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On August 28, 2014, Globalstar, Inc. announced the appointment of Rebecca S. Clary as Vice President and Chief Financial Officer. Ms. Clary, age 35, joined the Company in September 2010 as Manager of Corporate Accounting and served most recently as Chief Accounting Officer (since January 2013) and Corporate Controller (since August 2012). Prior to joining Globalstar, she was a manager with PricewaterhouseCoopers LLP in its U.S. Audit & Assurance Services practice, where she worked from 2002 to 2010. Ms. Clary is a Certified Public Accountant.

Ms. Clary does not have any family relationship with any director or executive officer of Globalstar and has not been directly or indirectly involved in any related person transactions with the Company. In connection with her promotion, Ms. Clary received a restricted stock award grant of 100,000 shares and options to purchase 40,000 shares, both of which vest over a three-year period.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
99.1 Press Release dated August 28, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR. INC.

/s/ James Monroe III
James Monroe III
Chairman and Chief Executive Officer
Date: August 28, 2014